JOHN P. MACLEAN
              CERTIFIED PUBLIC ACCOUNTANT
                  15701 ALAMEDA DRIVE
              BOWIE, MARYLAND 20716-1312
                     301/249-4900


        CONSENT OF CERTIFIED PUBLIC ACCOUNTANT


     I hereby consent to the use in the Amendment #2 to the Registration Statement on Form S-1 of my report dated August 19, 1997, relating to the audited financial statements of Century Investments International, Inc. and the reference to my firm under the caption "experts" in the Prospectus.


/s/ John P. MacLean
January 21, 1998